UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 7, 2009
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 800, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(604) 324-1955
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2009, Mr. Robert P. Weygand, Jr., was appointed to the Board of Directors of China Tel Group, Inc. (the “Company”).  The appointment of Mr. Weygand was pursuant to an agreement  between the Company and Olotoa Investments, LLC. Mr. Weygand fills the vacancy on the Board of Directors of the Company left by the resignation of Mr. Matthew Jennings on March 7, 2009.

Effective March 7, 2009, Mr. Matthew Jennings (“Mr. Jennings”) tendered his resignation as a member of the Board of Directors of the Company and the Company accepted the tendered resignation.

Attached as Exhibit A to this Form 8-K is copy of the press release dated March 16, 2009 regarding the appointment of Robert P. Weygand to the Board of Directors of the Company.

Item 9.01         Exhibits

99.1          Press Release dated March 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: March 16, 2009	By: /s/ George Alvarez
Name: George Alvarez
Title: CEO

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